As filed with the Securities and Exchange Commission on April 16, 2003

File No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WGL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Virginia	52-2210912

(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

1100 H Street, NW
Washington, DC 20080
(Address of Principal Executive Offices) (Zip Code)

1999 Incentive Compensation Plan,
as Amended and Restated
(Full title of the plan)

Beverly J. Burke
Vice President and General Counsel
1100 H Street, NW
Washington, DC 20080
(Name and address of agent for service)

(202) 624-6177
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		PROPOSED MAXIMUM	PROPOSED MAXIMUM
TITLE OF SECURITIES	AMOUNT TO BE	OFFERING PRICE PER	AGGREGATE OFFERING	AMOUNT OF
TO BE REGISTERED	REGISTERED (1)	SHARE (2)	PRICE (2)	REGISTRATION FEE

Common Stock, no par value per share	1,000,000	$26.59	$26,590,000	$2,151.13

     (1)  Pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended, this Registration Statement covers an indeterminate number of securities to be offered as a result of any adjustment from stock splits, stock dividends or similar events.

     (2)  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457, promulgated under the Securities Act of 1933, as amended, and based upon the average of the high and low sales price of the Registrant’s common stock, on April 14, 2003.

     Pursuant to Rule 429, this Registration Statement serves as a Post-Effective Amendment to the Registrant’s Registration Statement on Form S-8 (File No. 333-83185) relating to the 1999 Incentive Compensation Plan.

     Pursuant to General Instruction E of Form S-8, the contents of the WGL Holdings, Inc., Registration Statement on Form S-8 (File No. 333-83185) are hereby incorporated by reference. In addition, the following information is included:

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.    EXHIBITS

     The Exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, WGL Holdings, Inc., the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, DC, on the 16th day of April, 2003.

WGL HOLDINGS, INC. (Registrant)

By:	/s/ James H. DeGraffenreidt, Jr.
—————————————————— James H. DeGraffenreidt, Jr. Chairman and Chief Executive Officer

     Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ James H. DeGraffenreidt, Jr.	Chairman and Chief Executive	April 16, 2003
Officer and Director
James H. DeGraffenreidt, Jr.

/s/ Terry D. McCallister	President and	April 16, 2003
Chief Operating Officer
Terry D. McCallister

/s/ Frederic M. Kline	Vice President and	April 16, 2003
Chief Financial Officer
Frederic M. Kline

/s/ Mark P. O’Flynn	Controller	April 16, 2003

Mark P. O’Flynn

*	Director	April 16, 2003

Michael D. Barnes

*	Director	April 16, 2003

Daniel J. Callahan, III

*	Director	April 16, 2003

George Patrick Clancy, Jr.

*	Director	April 16, 2003

Melvyn J. Estrin

*	Director	April 16, 2003

Debra L. Lee

*	Director	April 16, 2003

Philip A. Odeen

*	Director	April 16, 2003

Karen Hastie Williams

/s/ Frederic M. Kline

By Frederic M. Kline
Attorney-in-fact

EXHIBIT INDEX

EXHIBIT
NUMBER

4.1*	Articles of Incorporation of the Registrant (Incorporated by reference to Appendix B to the Proxy Statement and Prospectus in the Registration Statement on Form S-4 of the Registrant (Reg. No. 333-96017 filed on February 2, 2000))

4.2*	By-Laws of the Registrant (Incorporated by reference to Appendix C to the Proxy Statement and Prospectus in the Registration Statement on Form S-4 of the Registrant (Reg. No. 333-96017 filed on February 2, 2000))

5	Opinion of Company Counsel as to legality
23.1	Consent of Deloitte & Touche LLP, Independent Public Accountants
23.2	Consent of Counsel (included in Exhibit 5)
24.1	Power of Attorney — Michael D. Barnes.
24.2	Power of Attorney — Daniel J. Callahan, III.
24.3	Power of Attorney — George Patrick Clancy, Jr.
24.4	Power of Attorney — Melvyn J. Estrin.
24.5	Power of Attorney — Debra L. Lee.
24.6	Power of Attorney — Philip A. Odeen.
24.7	Power of Attorney — Karen Hastie Williams.

* Incorporated by reference